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                                 RENT-WAY, INC.

                                                                      EXHIBIT 11

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
COMPUTATION OF EARNINGS PER SHARE                                                         1997            1996            1995
PRIMARY
Net income                                                                            $5,415,926      $2,847,312      $1,008,770
Preferred stock (dividend)/gain on redemption                                            280,175        (128,969)        (37,973)
                                                                                      ----------      ----------      ----------
Earnings applicable to common shares for primary earnings per share                   $5,696,101      $2,718,343      $  970,797
                                                                                      ==========      ==========      ==========
Weighted average number of common shares
       outstanding during the year                                                     6,692,008       5,473,875       3,855,934
Add - common equivalent shares (determined
       using the "treasury stock" method) representing
       shares issuable upon exercise of stock options,
       stock warrants and escrowed shares                                                558,440         471,552         544,132
                                                                                      ----------      ----------      ----------
Weighted average number of shares used in
       calculation of primary earnings per share                                       7,250,448       5,945,427       4,400,066
                                                                                      ==========      ==========      ==========
Earnings per common share
       Income before extraordinary item(adjusted to give effect to any
             preferred stock (dividend)/gain on redemption):                          $     0.82      $     0.46      $     0.22
                                                                                      ==========      ==========      ==========
       Earnings applicable to common shares                                           $     0.79      $     0.46      $     0.22
                                                                                      ==========      ==========      ==========
FULLY DILUTED
Earnings applicable to common shares for primary earnings per share                   $5,696,101      $2,718,343      $  970,797
       Interest on 10% convertible notes (net of tax)                                    420,700              --              --
       Interest on 7% convertible debentures (net of tax)                                549,632              --              --
                                                                                      ----------      ----------      ----------
Earnings applicable to common shares for fully diluted
       Earnings per share                                                             $6,666,433      $2,718,343      $  970,797
                                                                                      ==========      ==========      ==========
Weighted average number of shares used in
       calculating primary income per share                                            6,692,008       5,473,875       3,855,934
Add - incremental shares representing:
Shares issuable upon exercise of stock options,
        stock warrants and escrowed shares
        included in primary calculation above                                            558,440         471,522         544,133
Shares issuable upon exercise of stock options
        and warrants based on year end market prices                                     401,410         110,126         100,220
Shares issued on Conversion of 10% convertible notes                                     704,225              --              --
Shares issued on conversion of 7% convertible debentures                                 966,842              --              --
                                                                                      ----------      ----------      ----------
Weighted average number of shares used in
       calculation of fully diluted income per share                                   9,322,925       6,055,523       4,500,287
                                                                                      ==========      ==========      ==========
Earnings per common share
       Income before extraordinary item (adjusted to give effect to any
             preferred stock (dividend)/gain on redemption)                           $     0.74      $     0.45      $     0.22
                                                                                      ==========      ==========      ==========
Earnings applicable to common shares                                                  $     0.72      $     0.45      $     0.22
                                                                                      ==========      ==========      ==========
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